1 EXHIBIT 10.11 SECOND AMENDMENT TO THE 2005 EXECUTIVE INCENTIVE COMPENSATION PLAN (2010 RESTATEMENT) This Second Amendment to the 2005 Executive Incentive Compensation Plan, as amended (2010 Restatement) (the “2010 EICP”) was approved by the Board of Directors of Federal Signal Corporation on July 24, 2017. WHEREAS, Federal Signal Corporation (the “Company”) maintains the 2010 EICP; WHEREAS, the Board of Directors of the Company (the “Board”) now deems it desirable to amend the 2010 EICP in certain respects; and WHEREAS, this Second Amendment of the 2010 EICP shall supersede and amend the provision of the 2010 EICP set forth below in its entirety. NOW THEREFORE, by virtue and in the exercise of the powers reserved to the Board, under Section 16 of the 2010 EICP, the 2010 EICP is hereby amended in the following respects: 1. Section 14 of the Plan is amended in its entirety to read as follows: 14. Taxes The Company shall be entitled to withhold taxes in compliance with applicable tax withholding requirements, if any, with respect to any amounts payable or shares deliverable under this 2010 Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. In the sole discretion of the Administrator, the person entitled to any such delivery may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice. In no event shall the amount of such tax withholding exceed the maximum statutory tax rates (or such other rate as would not trigger a negative accounting impact), as determined by the Company in its sole discretion * * * Except as modified by this First Amendment, all terms and provisions of the 2010 EICP shall remain in full force and effect.